                                                                      EXHIBIT 99

[IKONICS CORPORATION LOGO]


                                 NEWS RELEASE


                IKONICS REPORTS 40% INCREASE IN PROFITS FOR 2003

DULUTH, MN - IKONICS Corporation, a Duluth based imaging technology company, reported 2003 earnings of $503,000, or $0.40 per share, a 40% increase over 2002. Sales grew by 3% to a record level of $12,105,000.

Bill Ulland, IKONICS CEO, said that sales grew in spite of the abandonment of an unprofitable line of business and that the earnings increase is after a write down of $75,000 on an investment.

The company generated $1,401,000 in cash from operations in 2003, as compared to $249,000 in 2002 and ended the year with $1,508,000 in cash and cash equivalents. IKONICS has 1,263,404 shares outstanding on a diluted basis. "Although the timing of payments and investments in plant and equipment affects cash flow," said Ulland, "I believe these numbers reflect a financially very healthy company, as does our balance sheet."

The company recently announced a patent application for etchable metals and introduced a new film for laser imaging.

IKONICS stock is listed on the Nasdaq SmallCap market under the symbol IKNX.




This press release contains forward-looking statements regarding sales, earnings, and new products that involve risks and uncertainties. The company's actual results could differ materially as a result of domestic and global economic conditions, competitive market conditions, acceptance of new products, the ability to identify and make suitable acquisitions, as well as the factors described in the company's Form 10-KSB, Forms 10-QSB and other reports on file with the SEC.









                               IKONICS CORPORATION


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                            STATEMENTS OF OPERATIONS
     For the Three Months and Twelve Months Ended December 31, 2003 and 2002

                                                 THREE MONTHS ENDED                       TWELVE MONTHS ENDED
                                             12/31/03            12/31/02             12/31/03            12/31/02
                                           -----------          -----------         -----------         -----------
Sales                                      $ 3,051,246         $ 2,879,853          $12,105,127         $11,797,279
Costs, expenses, and other income            2,829,797           2,782,666           11,398,045          11,336,462
Loss on investment                                                                       74,666
                                           -----------          -----------         -----------         -----------
Income before income taxes                 $   221,449          $    97,187         $   632,416         $   460,817
Federal and state income tax
   expense (benefit)                            43,032             (22,528)             129,000             101,000
                                           -----------          -----------         -----------         -----------
Net income                                 $   178,417         $    119,715         $   503,416         $   359,817
                                           ===========          ===========         ===========         ===========
Earnings per common share-diluted          $       .14          $       .10         $       .40         $       .29
                                           ===========          ===========         ===========         ===========
Average shares outstanding-diluted           1,278,549            1,252,809           1,263,404           1,252,809





                                 BALANCE SHEETS
                  AS OF DECEMBER 31, 2003 AND DECEMBER 31, 2002


ASSETS                                 12/31/03           12/31/02
                                      ----------         ----------
Current assets                        $5,597,674         $4,630,281
Property, plant and equipment          1,110,159          1,204,627
Investment                               112,834            187,500
Intangible assets                        308,017            271,751
Deferred taxes                            66,000            118,000
                                      ----------         ----------
                                      $7,194,684         $6,412,159
                                      ==========         ==========
LIABILITIES AND EQUITY
Current liabilities                   $  826,334         $  545,496
Long term debt                                 0                  0
Stockholders' equity                   6,368,350          5,866,663
                                      ----------         ----------
                                      $7,194,684         $6,412,159
                                      ==========         ==========



                             STATEMENTS OF CASH FLOW
             For the Twelve Months Ended December 31, 2003 and 2002


                                                               12/31/03             12/31/02
                                                             -----------          -----------
Cash flows from operating activities                         $ 1,400,756          $   249,117
Cash flows used in investing activities                      $  (277,069)         $  (336,200)
Cash flows used in financing activities                      $                    $   (72,489)
                                                             -----------          -----------
Net (decrease) increase in cash and cash equivalents         $ 1,123,687          $  (159,572)
Cash and cash equivalents at beginning of period             $   384,107          $   543,679
                                                             -----------          -----------
Cash and cash equivalents at end of period                   $ 1,507,794          $   384,107
                                                             ===========          ===========